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                                                                    Exhibit 99.2

                                                                    news release

Contacts:

 Company                        Public Relations            Morgen-Walke Associates

 inSilicon Corporation          Maestro Public Relations    Investor Relations
 Gervais Fong                   Barbara Kalkis              Teresa Thuruthiyil
 +1.408.570.1650                +1.408.996.9975             +1.415.296.7383
 gervais_fong@insilicon.com

                         inSilicon Corporation Appoints
                     Barry A. Hoberman as President and CEO

San Jose, CA -- April 17, 2002 - inSilicon Corporation (Nasdaq: INSN) - a leading provider of connectivity semiconductor intellectual property (IP), today announced the appointment of Barry A. Hoberman as President and Chief Executive Officer (CEO). Mr. Hoberman, who has been with the company since its inception, has performed as the interim CEO for the past two months.

Mr. Hoberman was appointed Chief Operating Officer of inSilicon last June, and interim CEO in February of this year. He has been instrumental in the conception, execution, and success that inSilicon has enjoyed in the semiconductor intellectual property market. As founder of Phoenix Technologies' Semiconductor IP Division, which was spun off to form inSilicon Corporation, he most recently served as Vice President of that division.

"The Board of Directors is pleased to confirm Barry as inSilicon's President and CEO," said Albert E. Sisto, Chairman of the Board of Directors for inSilicon. "Barry has done an outstanding job leading the company and executing its business plan. His clear vision, industry experience, and pioneering leadership will drive inSilicon to develop and grow to its next level of success. As evidenced by this past quarter's results, Barry has made a very strong start."

"inSilicon is in an excellent position to build upon its market leadership," said Barry Hoberman. "Our products are de facto standards, our customers are world class, and our management team is top notch. There is tremendous growth potential and I look forward to the creation of the company's future success."

About inSilicon

inSilicon Corporation is a leading provider of connectivity semiconductor intellectual property used by semiconductor and systems companies to design systems-on-chip that are critical components of innovative wired and wireless products. inSilicon's technology provides customers faster time-to-market and reduced risk and development cost. The company's broad portfolio of analog and mixed-signal products and enabling communications technologies, including USB, PCI, Ethernet, Java(TM) Accelerators, and IEEE 1394, are used in a wide variety of markets encompassing communications, consumer, computing, multimedia, and office automation. Additional information about inSilicon and its products can be located at www.insilicon.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995:

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside inSilicon's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see inSilicon's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K. inSilicon disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of inSilicon.

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